EXHIBIT 23.1




              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3) and related Prospectus of Maxwell Technologies, Inc. for the registration of 121,259 shares of its common stock and to the incorporation by reference therein of our report dated September 12, 1997, with respect to the consolidated financial statements and schedule of Maxwell Technologies, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended July 31, 1997, filed with the Securities and Exchange Commission.



                                                   /s/ ERNST & YOUNG LLP
                                                   ERNST & YOUNG LLP



San Diego, California
April 17, 1998